UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report: November 19, 2013
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

E*TRADE Financial Corporation (the “Company”) is presenting today at the KBW Securities Brokerage & Market Structure Conference.  During the conference, the Company will discuss that its subsidiary, E*TRADE Bank, has received regulatory and Bank Board approval to dividend $75 million of capital to the Company during the fourth quarter of 2013. The Company will also discuss its intentions to seek approval for quarterly dividends over the near term, up to the level of the Bank’s net income from the prior quarter.

A live webcast of the presentation will be accessible through the Company’s corporate website, https://about.etrade.com, where an updated investor presentation is also available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated:	November 19, 2013	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary